UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 9, 2025

Date of Report

(Date of Earliest Event Reported)

WSFS Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35638	22-2866913
(State or Other Jurisdiction of Incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Ave,
Wilmington, Delaware, 19801
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (302) 792-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WSFS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On December 9, 2025, WSFS Financial Corporation, a Delaware corporation (the "Company"), filed a preliminary prospectus supplement to the prospectus, dated June 23, 2023, contained in its registration statement on Form S-3ASR (File No. 333-27862) filed with the Securities and Exchange Commission (the "SEC") on June 23, 2023, pursuant to which the Company is proposing to offer and sell a newly issued series of Fixed-to-Floating Rate Senior Unsecured Notes due 2035 (the "Notes").

In connection with the proposed offering and sale of the Notes, the Company made available an investor presentation (the "Investor Presentation") to be used by members of management in meetings with potential purchasers of the Notes. A copy of the Investor Presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Other Exhibits.

(d) Exhibits.

Number	Description

99.1	Investor Presentation, dated December 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSFS Financial Corporation

Date: December 9, 2025	By:	/s/ David Burg
David Burg Executive Vice President, Chief Financial Officer